EXHIBIT 5

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103-2921
Tel. 215.963.5000
Fax: 215.963.5001
www.morganlewis.com

July 29, 2004

NutriSystem, Inc.

200 Welsh Road

Horsham, PA 19044

Ladies and Gentlemen:

We have acted as counsel for NutriSystem, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the 11,906,710 shares of common stock, par value $.001 per share, of the Company (the “Common Stock”) currently outstanding and held by the selling stockholders identified in the Registration Statement (the “Common Shares”).

In connection with this letter, we have examined a copy of (1) the Registration Statement; (2) the Company’s Certificate of Incorporation, as amended to the date hereof; (3) the Company’s By-laws, as amended to the date hereof; (4) certain resolutions of the Company’s Board of Directors relating to the Registration Statement and (5) such other documents as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the genuineness of, and conformity with, the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that the Common Shares have been duly authorized, and are validly issued, fully paid and non-assessable.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP